Exhibit 5.1


                         November 10, 2004


Board of Directors
Haverty Furniture Companies, Inc.
780 Johnson Ferry Road
Suite 800
Atlanta, Georgia  30342

     RE:  Haverty Furniture Companies, Inc.
          Registration Statement on Form S-8
          1,100,000 Shares of Common Stock
          2004 Long-Term Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel for Haverty Furniture Companies, Inc. (the "Registrant"), and are familiar with the preparation and filing of the Registrant's Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about November 10, 2004, pursuant to which the Registrant is registering 1,100,000 shares of its $1.00 par value common stock reserved for issuance under its 2004 Long-Term Incentive Plan (the "Registration Statement").

     We have examined, and are familiar with, the originals or copies, certified or otherwise, of the documents, corporate records and other instruments of the Registrant relating to the issuance of common stock covered by the Registration Statement which we deem relevant and which form the basis of the opinion hereinafter set forth.

     We are of the opinion that the 1,100,000 shares of the Registrant's common stock covered by the Registration Statement have been legally authorized by the Registrant and, when issued and sold in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption "Legal Matters" in the Prospectus. In giving this opinion, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              SMITH, GAMBRELL & RUSSELL, LLP


                              /s/ Terry F. Schwartz
                              Terry F. Schwartz